UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2012

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of registrant as specified in its charter)

Bermuda	000-30877	77-0481679
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(Address of principal executive offices)

(441) 296-6395

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 26, 2012, a jury in Pittsburgh delivered a verdict in a lawsuit brought by Carnegie Mellon University (“CMU”) against Marvell Technology Group Ltd. (“Marvell”) and Marvell Semiconductor, Inc. (“MSI”), Marvell’s U.S. operating subsidiary, in the United States District Court for the Western District of Pennsylvania. In the lawsuit, CMU asserted that Marvell infringed two CMU patents claiming a specific technique related to read channel detector technology that is not practiced by any Marvell chips. Specifically, the patents at issue are U.S. Patent Nos. 6,201,839 and 6,438,180. Marvell and MSI strongly believe the theoretical methods described in these patents cannot practically be built in silicon even using the most advanced techniques available today, let alone with the technology available a decade ago. Rather, Marvell and MSI use their own patented read channel technology developed in house. Nevertheless, the jury disagreed with Marvell and MSI’s position and found that the patents were literally and willfully infringed and valid, and awarded damages in the amount of $1.17 billion.

In the meantime, Marvell and MSI believe there should be no disruption to their business or customers as a result of the verdict. Marvell and MSI believe that the evidence and the law do not support the jury’s findings of infringement, validity and the award of damages. There are strong grounds for appeal and Marvell and MSI will seek to overturn the verdict in post-trial motions before the District Court and, if necessary, to appeal to the U.S. Court of Appeals for the Federal Circuit in Washington, D.C. Marvell and MSI intend to vigorously challenge the judgment through all appropriate post trial motions and appeal processes. In addition, the district court in Pittsburgh has yet to rule on certain of Marvell’s defenses and motions, including laches and Marvell’s renewed request for a mistrial.

As of October 27, 2012, Marvell had not accrued any liability in its financial statements for this lawsuit. In assessing the impact of this jury verdict on its financial statements, Marvell will review the verdict, evaluate the post-trial motions, and evaluate the likelihood of a successful appeal. Marvell has not yet determined the financial impact, if any, to the results of operation for the fourth quarter of fiscal 2013, ending February 2, 2013.

Forward-Looking Statements

This report contains forward-looking statements that involve risks and uncertainties, including statements regarding the complex nature of the patents; Marvell’s expectations concerning disruptions to its business or customers; Marvell’s and MSI’s beliefs that the evidence and the law do not support the jury’s findings of infringement, validity and the award of damages; and Marvell’s and MSI’s intention to challenge the judgment through all appropriate processes. The forward-looking statements contained in this report are subject to risks and uncertainties, which may cause the actual outcomes or results to vary from those indicated by the forward-looking statements. These risks and uncertainties include any adverse outcomes of any motions or appeals against Marvell and MSI, and other risks and uncertainties, including those more fully described in Marvell’s latest Quarterly Report on Form 10-Q for the quarter ended October 27, 2012, and other factors detailed from time to time in Marvell’s filings with the SEC. Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated December 27, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 27, 2012

MARVELL TECHNOLOGY GROUP LTD.

By:	/s/ Brad Feller
Brad Feller
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 27, 2012